                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT

         As of December 31, 2001, the active subsidiaries of the Company were:

         Aerochem, Inc., a California corporation
         AHF-Ducommun Incorporated, a California corporation
         American Electronics, Inc., a California corporation
         Brice Manufacturing Company, Inc., a California corporation Composite Structures, LLC, a Delaware corporation
         Ducommun Technologies, Inc., a California corporation
         MechTronics of Arizona Corp., an Arizona corporation
         Parsons Precision Products, Inc., a Delaware corporation


                                       1